Exhibit 99.1

Guitar Center, Inc.

Management Operating Model for 2005

As of December 9, 2004

(in thousands, except per share amounts)

GC Retail	Q1	Q2	Q3	Q4	2005 Year

Net sales
Bottom end of range	287,272	293,570	305,871	384,037	1,270,750
Top end of range	291,619	299,189	311,581	391,047	1,293,435

Comp store sales increase
Bottom end of range	4.1%	5.4%	5.3%	5.2%	5.0%
Top end of range	5.8%	7.5%	7.4%	7.3%	7.0%

Operating income
Bottom end of range					6.65%
Top end of range					6.95%

American Music Retail	Q1	Q2	Q3	Q4	2005 Year

Net sales
Bottom end of range	10,467	9,566	11,297	13,207	44,537
Top end of range	10,787	9,628	11,620	13,523	45,558

Comp store sales increase
Bottom end of range	2.8%	0.6%	2.5%	2.1%	2.0%
Top end of range	6.9%	1.4%	6.2%	5.1%	5.0%

Operating income
Bottom end of range					-6.08%
Top end of range					-5.39%

Direct Response	Q1	Q2	Q3	Q4	2005 Year

Net sales
Bottom end of range	92,819	78,033	85,109	110,982	366,942
Top end of range	96,607	81,218	88,583	115,512	381,920

Operating income
Bottom end of range					11.1%
Top end of range					11.4%

Consolidated Company	Q1	Q2	Q3	Q4	2005 Year

Net sales
Bottom end of range	390,557	381,169	402,277	508,226	1,682,229
Top end of range	399,013	390,035	411,784	520,081	1,720,913

Operating income
Bottom end of range	6.03%	6.19%	6.01%	10.07%	7.28%
Top end of range	6.35%	6.57%	6.39%	10.36%	7.62%

Interest expense
Bottom end of range	1,200	1,200	1,300	1,300	5,000
Top end of range	1,300	1,400	1,400	1,500	5,600

Net earnings
Bottom end of range	13,674	13,652	14,010	30,564	71,901
Top end of range	14,850	15,013	15,380	32,339	77,582

Weighed diluted shares	29,892	29,892	29,892	29,892	29,892

EPS (1)
Bottom end of range	0.48	0.48	0.49	1.05	2.50
Top end of range	0.52	0.53	0.54	1.11	2.69

EBITDA
Bottom end of range	29,684	30,138	31,035	58,239	149,096
Top end of range	31,250	31,889	32,888	60,643	156,671

Capital Expenditure
Bottom end of range	45,000	17,500	7,500	3,000	73,000
Top end of range	46,000	18,500	8,500	4,000	77,000

(1) Because of continuing uncertainty on the methodology to be used, none of the earnings or EPS calculations provided include the cost of expensing stock options.  Any such cost would reduce earnings and EPS.

The data provided in the above tables represents forward-looking statements and must be read in conjunction with the information provided in the attached Form 8-K, including that provided under the caption “Risk Factors.”

Guitar Center, Inc.

Management Operating Model for 2005

As of December 9, 2004

($ in thousands)

Reconciliation of EBITDA to Net Income

	Q1	Q2	Q3	Q4	2005 Year

Bottom end of range
Projected Net Income	13,674	13,652	14,010	30,564	71,901
Income Taxes (38.5%)	8,560	8,547	8,770	19,134	45,011
Interest Expense (top end)	1,300	1,400	1,400	1,500	5,600
Depreciation and Amortization (top end)	6,150	6,539	6,854	7,041	26,584
Projected EBITDA	29,684	30,138	31,035	58,239	149,096

Top end of range
Projected Net Income	14,850	15,013	15,380	32,339	77,582
Income Taxes (38.5%)	9,296	9,399	9,628	20,245	48,568
Interest Expense (bottom end)	1,200	1,200	1,300	1,300	5,000
Depreciation and Amortization (bottom end)	5,904	6,277	6,580	6,759	25,521
Projected EBITDA	31,250	31,889	32,888	60,643	156,671

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is not a measure of financial performance under generally accepted accounting principles.  In accordance with Regulation G promulgated by the Securities and Exchange Commission, we are providing a reconciliation of projected EBITDA, a “non-GAAP” financial measure, to projected net income, the GAAP-based financial measure that we believe is most comparable.

We present this non-GAAP data because many investors view this information as a useful measure of a company’s performance or its ability to generate cash flow and service debt or capital obligations.  This financial measure should not, however, be considered as a substitute for measures determined under generally accepted accounting principles, such as net income and cash flow from operations.  Further, the calculation of EBITDA varies from company to company and thus the results that we calculated using the methodology specified above might not be comparable to the amounts reported by other companies.

The data provided in the above tables represents forward-looking statements and must be read in conjunction with the information provided in the attached Form 8-K, including that provided under the caption “Risk Factors.”

Guitar Center, Inc.

Management Operating Model for 2005

As of December 9, 2004

(in thousands, except per share amounts)

Calculation of diluted earnings per share under GAAP (1)

2005	Q1	Q2	Q3	Q4	2005 Year
Bottom end of range

Net income	13,674	13,652	14,010	30,564	71,901
Add back interest, net of tax on 4% Senior Convertible Notes	727	727	727	727	2,908
Net income excluding interest expense on 4% Senior Convertible Notes	14,401	14,379	14,737	31,291	74,809

Diluted weighted average shares outstanding excluding shares on 4% Senior Convertibles Notes	27,000	27,000	27,000	27,000	27,000
Incremental shares on assumed conversion of 4% Senior Convertible Notes	2,892	2,892	2,892	2,892	2,892
Diluted weighted average shares outstanding	29,892	29,892	29,892	29,892	29,892

Dilutive net income per share	0.48	0.48	0.49	1.05	2.50

Top end of range

Net income	14,850	15,013	15,380	32,339	77,582
Add back interest, net of tax on 4% Senior Convertible Notes	727	727	727	727	2,908
Net income excluding interest expense on 4% Senior Convertible Notes	15,577	15,740	16,107	33,066	80,490

Diluted weighted average shares outstanding excluding shares on 4% Senior Convertibles Notes	27,000	27,000	27,000	27,000	27,000
Incremental shares on assumed conversion of 4% Senior Convertible Notes	2,892	2,892	2,892	2,892	2,892
Diluted weighted average shares outstanding	29,892	29,892	29,892	29,892	29,892

Dilutive net income per share	0.52	0.53	0.54	1.11	2.69

Calculation of diluted earnings per share under GAAP

2004	Q1	Q2	Q3

Net income	11,780	12,144	12,411
Add back interest, net of tax on 4% Senior Convertible Notes	—	—	733
Subtotal	11,780	12,144	13,144

Diluted weighted average shares outstanding excluding shares on 4% Senior Convertibles Notes	25,501	25,967	26,343
Incremental shares on assumed conversion of 4% Senior Convertible Notes	—	—	2,892
Diluted weighted average shares outstanding	25,501	25,967	29,235

Dilutive net income per share	0.46	0.47	0.45

(1) Because of continuing uncertainty on the methodology to be used, none of the earnings or EPS calculations provided include the cost of expensing stock options.  Any such cost would reduce earnings and EPS.

Guitar Center, Inc.

Management Operating Model for 2005

As of December 9, 2004

($ in thousands, except per share amounts)

Pro forma diluted earnings per share assuming 4%

   Convertible Note Shares for all periods in 2004

2004	Q1	Q2	Q3

Net income	11,780	12,144	12,411
Add back interest, net of tax on 4% Senior Convertible Notes	733	733	733
Subtotal	12,513	12,877	13,144

Diluted weighted average shares outstanding excluding shares on 4% Senior Convertibles Notes	25,501	25,967	26,343
Incremental shares on assumed conversion of 4% Senior Convertible Notes	2,892	2,892	2,892
Diluted weighted average shares outstanding	28,393	28,859	29,235

Pro forma dilutive net income per share, all periods assumed convertible	0.44	0.45	0.45